UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 28, 2008
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7701 Forsyth Boulevard, Suite 800
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)
(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
SIGNATURES

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     (d) Effective February 28, 2008, the Board of Directors of Belden Inc. (the “Company”) appointed Mary S. McLeod to the Board and she is expected to serve on its Compensation Committee. Since April 2007, Ms. McLeod, 52, has served as Senior Vice President of Global Human Resources at Pfizer Inc. (“Pfizer), the world’s largest research-based pharmaceutical company. Prior to joining Pfizer, from January to April 2007, Ms. McLeod was an executive vice president of Korn Consulting Group (“Korn”), a firm specializing in helping companies through large-scale change, where she spent most of her time consulting on behalf of Pfizer. Before joining Korn, from March 2005 to January 2007, Ms. McLeod led human resources for Symbol Technologies (“Symbol”), a worldwide supplier of mobile data capture and delivery equipment. Prior to joining Symbol, from October 2001 to February 2005, she was head of human resources for Charles Schwab.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     (a) Effective February 28, 2008, prior to Ms. McLeod’s appointment, the Board amended Section 2 of Article III of the Company’s Second Amended and Restated Bylaws to provide for a board of eleven members.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.
Date: February 29, 2008	By:	/s/Kevin L. Bloomfield
Kevin L. Bloomfield

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